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                                                                  EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

This Agreement made effective as of June 23, 1999 by and between LivePerson, Inc. (the "Company"), a Delaware corporation, and Timothy E. Bixby, ("Executive").

Whereas the Company wishes to retain the services of the Executive for the period and upon the terms of this Agreement and the Executive wishes to serve in the employ of the Company on a full time basis for the period and upon the terms and conditions provided in this Agreement.

Now therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   SECTION I

                                   EMPLOYMENT

The company agrees toe employ the Executive and the Executive agrees to be employed by the Company, for the Period of Employment as provided in Paragraph III A below and upon the terms and conditions provided in the Agreement.

                                   SECTION II

                          POSITION AND RESPONSIBILITIES

During the Period of Employment the Executive agrees to serve as Chief Financial Officer and to be responsible for the typical management responsibilities expected of an officer holding such position.

                                  SECTION III

                                TERMS AND DUTIES

A. PERIOD OF EMPLOYMENT

The period of the Executive's employment under this Agreement will commence as of the first date and shall continue until terminated as provided in this agreement.

B. DUTIES

During the Period of Employment and except for illness, incapacity or any reasonable vacation periods in any calendar year, the Executive shall devote his business time, attention and skill exclusively to the business and affairs of the Company. Nothing in this Agreement shall preclude the Executive from devoting time during reasonable periods required for:

                  i. Serving, with prior approval of the Chief Executive Officer of the Company ("Chief Executive") as a Director or member of a committee or organization involving no conflict of interest with the Company.
                  ii.   Delivering lectures and fulfilling speaking obligations.


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                  iii.  Engaging in charitable and community activities.
                  iv. Investing his personal assets in business that will not violate this Agreement or require services on the part of the Executive in the operation or affairs of the companies in which those investments are made.

                                 SECTION IV

A. COMPENSATION

For all services rendered by the Executive in any capacity during the Period of Employment, the Executive shall be compensated as follows:

                  i.    BASE SALARY

The Company shall pay the Executive a fixed Base Salary at the rate of not less than $140,000 per year. Base salary shall be payable according to the customary payroll practices of the Company, but in no event less frequently than once each month.

                  ii.   ANNUAL INCENTIVE AWARDS

The Executive will be eligible for discretionary annual incentive compensation awards. The initial target annual bonus shall be $35,000. Target bonus will be paid, if earned, by January 31st of each year of the term. The initial payment in January 2000 will be prorated for the portion of calendar 1999 during which executive is employed by the Company.

                  iii.  LONG TERM INCENTIVE AWARDS

The Executive will be eligible for discretionary stock option awards as may be awarded by the Board of Directors. The Executive will receive an initial award of 135,000 LivePerson, Inc. stock options at an exercise price of $1.00 per share, which, to the maximum extent, will be qualified options. These options will have a 10 year term and will vest in 25% increments, beginning on 1/1/00.

B. ADDITIONAL BENEFITS

In addition, the Executive will be entitled to participate in all employee benefit plans which any salaried employees are eligible to participate in. Nothing in this Agreement will preclude the Company from amending or terminating any of the plans applicable to salaried employees as long as such amendment or termination is applicable to all salaried employees. The Executive will be entitled to three weeks vacation annually.

                                   SECTION V

                                BUSINESS EXPENSES

The Company will reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement. Executive will receive the same expense reimbursement as other senior executives of the company.


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                                   SECTION VI

                                   DISABILITY

In the event of disability of the Executive during the Period of Employment the Company will continue to pay the Executive according to the compensation provisions of this Agreement during the period of his disability. However, in the event the Executive is disabled for a continuous period of 90 days or more, the Company may terminate the employment of the Executive and all unvested stock options held by the Executive which would have vested during the 12 months following such termination shall be deemed vested on the date of such termination and shall remain exercisable until the applicable expiration dates contained in the applicable stock option agreements pursuant to which such options were granted. In addition, normal compensation will cease except for earned but unpaid Base Salary and Incentive Compensation Awards which would be payable in a pro-rated basis for the year in which the termination occurs. The Company will also continue the benefits described in this Agreement for 12 months subsequent to such termination.

                                  SECTION VII

                                      DEATH

In the event of death of the Executive during the Period of Employment the Company's obligation to make payments under this Agreement shall cease as of the date of death, except for earned but unpaid Base Salary and Incentive Compensation Awards which will be paid on a pro-rated basis for that year. All unvested options held by the executive which would have vested during the 12 months following the death shall be deemed vested on the date of death.

                                  SECTION VIII

                       EFFECT OF TERMINATION OF EMPLOYMENT

A. If the Executive's employment terminates due to either a Without Cause Termination or a Constructive Discharge, as defined later in this Agreement, the Company will continue to pay the Executive his Base Salary for a period of two months following such Termination or Constructive Discharge. Earned but unpaid Base Salary and Incentive Compensation Awards will be paid in a lump sum at such time. The benefits described in this Agreement will continue for two months. In the event of any such Without Cause Termination or Constructive Discharge, all unvested stock options held by the Executive which would have vested during the twelve months following such termination shall continue to vest under their original vesting schedule and shall remain exercisable until the original expiration dates contained in the applicable stock option agreements pursuant to which such options were granted.

B. If the Executive's employment terminates due to a Termination for Cause, as defined later in this Agreement, earned but unpaid Base Salary will be paid on a pro-rated basis for the year in which the termination occurs. Earned but unpaid incentive awards for any


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    prior years shall be payable in full, but no other payments will be made or benefits provided by the Company.

C. Upon termination of the Executive's employment other than for reasons due to death, disability, or pursuant to Paragraph A of this Section and Section XI, the Period of Employment and the Company's obligation to make payments under this Agreement will cease as of the date of the termination except as expressly defined in this Agreement.

D.  For this Agreement the following terms have the following meanings:

                  i. "Termination for Cause" means termination of the Executive's employment by the Company upon a good faith determination by the Board of Directors, by written notice to the Executive specifying the event relied upon for such termination, due to the Executive's serious, willful misconduct with respect to his duties under this Agreement (including but not limited to conviction for a felony or perpetration of a common law fraud) which has resulted or is likely to result in material economic damage to the Company and which, in any case, is not cured (if such is capable of being cured) within 30 days after written notice thereof to the Executive.

                  ii. "Constructive Discharge" means termination of the Executive's employment by the Executive due to a failure of the Company to fulfill its obligations under this agreement in any material respect including any reduction of the Executive's Base Salary or other material change by the Company in the functions, duties or responsibilities of the position which would reduce the responsibility or scope of the position. Constructive Discharge shall also mean the removal of Robert LoCascio as President or CEO of the Company. The Executive will provide the Company a written notice which describes the circumstances being relied upon for termination with respect to the Agreement. The Company will have 30 days to remedy the situation prior to the Termination for Constructive Discharge.

                  iii. "Without Cause Termination" means termination of the Executive's employment by the Company other than due to death, disability, expiration of the Period of Employment or Termination for Cause.

                                   SECTION IX

                    OTHER DUTIES OF THE EXECUTIVE DURING AND
                         AFTER THE PERIOD OF EMPLOYMENT

A. The Executive will with reasonable notice during, or after, in which case Executive will be compensated at $100 per hour, the Period of Employment furnish information as may be in his possession and cooperate with the Company as may be reasonably requested in connection with any claims or legal action in which the Company is or may become a party.


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B.  The Executive recognizes and acknowledges that all information pertaining to the software, business, clients, customers or other relationships of the Company is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this information are essential to the performance of the Executive's duties under this Agreement. The Executive will not during the Period of Employment or after, except to the extent reasonably necessary in performance of the duties under this Agreement, give to any person, firm, governmental agency or other entity any information concerning the affairs, business, clients, or customers of the Company except as required by law. The Executive will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. The Executive will use his best efforts to prevent the disclosure of this information by others. All records, memoranda, software or intellectual property whether made by the Executive or otherwise coming into his possession are confidential and will remain the property of the Company.

C. During the Period of Employment and for a 12 month period thereafter (the "Restricted Period") the Executive will not use his status with the Company to obtain goods or services from another organization on terms that would not be available to him in the absence of his relationship to the Company.

D. During the Restricted Period, the Executive will not make any statement or perform any acts intended to or which the Executive knew or should have known would have the effect of advancing the interest of any existing or prospective competitors of the Company or in any way injuring the interest of the Company.

E. During the Restricted Period , the Executive, without prior express written approval by the Chief Executive, will not engage with, or directly or indirectly own or hold proprietary interest in, manage, operate, or control or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any party which competes with the business of the Company. For the purposes of this Agreement, proprietary interest means legal or equitable ownership, whether through stock holding or otherwise, or an equity interest in a business, firm or entity or ownership of more than 5% of any class of equity interest in a publicly-held company and the term "affiliate" shall include all subsidiaries and licensees of the Company.

F. During the Restricted Period, the Executive, without express written approval from the Chief Executive, will not solicit any clients of the Company for any existing business of the Company.

G. During the Restricted Period, the Executive will not solicit or induce any employee of the Company to terminate their employment with the Company, nor shall the executive during such period directly or indirectly engage, employ, compensate or cause or permit any person with which the Executive is affiliated to engage or employ any employee of the Company.


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H.  The Company's obligation to make any payments after the Period of Employment shall cease upon any violation of this Section IX. The company must first provide written notice to the Executive specifying the act which has violated this Section IX, and if such violation is not cured within 15 days, if capable of being cured, than the Company will inform the Executive of its termination of its post-employment payments.

I. The period of time during which the provisions of this Section IX shall be in effect shall be extended by the length of time during which the Executive is in breach of this section.

J. The Executive agrees that the restrictions contained in this section IX are essential element of the compensation the Executive is granted hereunder and but for the Executive's agreement to comply with such restrictions, the Company would not have entered into this Agreement.

                                   SECTION X

                           INDEMNIFICATION, LITIGATION

A. The Company will indemnify the Executive to the fullest extent permitted by the laws of Delaware in effect at that time, or the certificate of incorporation and by-laws of the company, whichever affords the greater protection to the Executive.

B. In the event of litigation or other proceeding between the Company and the Executive with respect to the subject matter of this Agreement, the Company shall reimburse the Executive for all reasonable costs and expenses related to the litigation or proceeding, including attorney's fees and expenses, provided that the litigation or proceeding results in either settlement requiring the Company to make a payment to the Executive or judgment in favor of the Executive.

                                   SECTION XI

                                CHANGE IN CONTROL

In the event there is a Change in Control of the ownership of the Company, and the Executive is either terminated under a Without Cause Termination or Constructive Discharge, then the Company shall pay to the Executive a lump sum amount equal to 100% of his Annual Base Salary as in effect at the time of such termination. In addition, a) earned but unpaid Base Salary and Incentive Compensation Awards will be paid on a pro-rated basis for the year in which the termination occurs; b) any stock options granted to the Executive prior to termination will be fully vested upon termination and shall remain exercisable until the applicable expiration dates contained in the applicable stock options agreements pursuant to which such stock options were granted; and c) the benefits described in this Agreement will be continued for one year from the date of termination.

A "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for 50.1% or more of the outstanding voting securities of the Company (ii) the


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Company shall be merged or consolidated with another company and as a result less than 50% of the outstanding voting securities of the surviving corporation shall be owned in the aggregate by the former shareholder of the Company, (iii) the Company shall sell substantially all of its assets to another company which is not a subsidiary of the Company, or (iv) a person, within the meaning of
Section 3(a)(9) or of Section 13(d) (3) of the Securities Act of 1934 shall acquire 51% or more of the outstanding voting securities of the Company.

                                  SECTION XII

                                WITHHOLDING TAXES

The company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation.

                                  SECTION XIII

                           EFFECTIVE PRIOR AGREEMENTS

This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter. Where there are conflicting provisions between this Agreement and any stock option agreements made between the Executive and the Company, the terms of this Agreement shall prevail.

                                  SECTION XIV

                     CONSOLIDATION, MERGER OR SALE OF ASSETS

Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations of the Company hereunder. Upon such a consolidation, merger or sale of assets the term "Company" as used will mean the other corporation and this Agreement shall continue in full force and effect.

                                   SECTION XV

                                  MODIFICATION

This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with the waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.


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                                  SECTION XVI

                                  GOVERNING LAW

This Agreement has been executed and delivered in the State of New York and its validity, interpretation, performance and enforcement shall be governed by the laws of that state.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date just above written.

LivePerson, Inc.


/s/ Robert LoCascio
-----------------------------------
Robert LoCascio, President


/s/ Timothy E. Bixby
-----------------------------------
Timothy E. Bixby